Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-235577 and 333-237263 on Form S-8 of our report dated March 18, 2020, relating to the financial statements of 89bio, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

San Francisco, California

March 24, 2021